UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 7, 2018

Griffin-American Healthcare REIT IV, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55775	47-2887436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 1.01 Entry into a Material Definitive Agreement.

On June 7, 2018, we, through GAHC4 Missouri SNF Portfolio, LLC, our wholly-owned subsidiary, entered into a purchase and sale agreement, or the Purchase Agreement, with Bridgewood Associates, L.L.C., Salisbury Associates LLC, Crestwood Associates, L.L.C., Sedalia Associates, L.P., Milan Associates, L.L.C., Eastview Associates, L.L.C., M-S Associates, L.P. and BKY Properties of St. Elizabeth LLC, or collectively the owner sellers, Bridgewood Health Care Center, L.L.C., Chariton Park Health Care Center, L.L.C., Crestwood Health Care Center, L.L.C., Four Seasons Living Center, L.L.C., BKY Healthcare of Milan, Inc. d/b/a Miland Health Care Center, Eastview Manor, Inc. d/b/a Eastview Manor Care Center, North Village Park, L.L.C., and MMA Healthcare of St. Elizabeth, Inc., d/b/a St Elizabeth Care Center, or collectively, the operators, and together with the owners sellers, the Sellers, and TLG II, L.L.P., as parent guarantor, for the purchase of certain real property and certain other property and interests relating to the use and operation of eight skilled nursing facilities as set forth in the Purchase Agreement, located in Kansas City, Salisbury, Florissant, Sedalia, Milan, Trenton, Moberly, and St. Elizabeth, Missouri, or the Missouri SNF Portfolio, for a contract purchase price of $88,200,000, plus closing costs. Missouri SNF Portfolio, consisting of approximately 384,000 square feet of gross leasable area and 1,112 licensed beds, offers skilled nursing, residential care and other ancillary healthcare services and will be 100% occupied at time of acquisition. We are not affiliated with the Sellers or parent guarantor.

The material terms of the Purchase Agreement include: (i) a due diligence period of 45 days from the effective date of the Purchase Agreement; (ii) a deposit of $5,250,000 due within three business days after the effective date of the Purchase Agreement, which shall be non-refundable to us after the expiration of the due diligence period, except as otherwise provided in the Purchase Agreement; (iii) a closing date 30 days following the later to occur of (a) the expiration of the due diligence period, or (b) as otherwise agreed to by sellers and us, provided, however, that in any event, the closing date shall occur no later than September 30, 2018, or the Outside Date, subject to the right of the parties to postpone the Outside Date as set forth in Section 7.03 of the Purchase Agreement, as discussed below; (iv) our right to terminate the Purchase Agreement by delivering written notice to the Sellers for any reason or no reason at any time before the expiration of the due diligence period, in which event, the deposit shall be returned to us; (v) as a condition precedent to our obligation to close, Sellers' performance of and satisfaction of covenants, representations and warranties, title commitments and other obligations detailed in the Purchase Agreement, in addition to the execution of a master lease, concurrent with closing, between us, RC Tier Properties, L.L.C. and other parties thereto, or the new master tenant, whereby we shall lease each facility of Missouri SNF Portfolio to the new master tenant; (vi) as a condition precedent to Sellers' obligation to close, our performance of and satisfaction of covenants and representations and warranties as detailed in the Purchase Agreement; (vii) in the event that our conditions precedent have not been satisfied by the Outside Date, our right to provide Sellers with notice of such unsatisfied condition and our election to either extend the Outside Date for a reasonable period of time, not to exceed thirty calendar days, or to waive the unsatisfied condition; provided however, if we elect to extend the Outside Date and the condition precedent remains unsatisfied by the expiration of such extension, we shall have the right to terminate the agreement and have the deposit reimbursed to us, after which neither we nor Sellers will have any rights or further obligations under the agreement; (viii) in the event that Sellers' conditions precedent have not been satisfied by the Outside Date, Sellers' right to provide us with notice of such unsatisfied condition and Sellers' election to either extend the Outside Date for a reasonable period of time, not to exceed thirty calendar days, or to waive the unsatisfied condition; provided however, if Sellers elect to extend the Outside Date and the condition precedent remains unsatisfied by the expiration of such extension, Sellers shall have the right to terminate the agreement and retain the deposit, after which neither Sellers nor us will have any rights or further obligations under the Purchase Agreement; (ix) as our sole and exclusive remedy in the event of Sellers' material breach of failure to perform any of its covenants for more than 15 business days of notice of such breach or failure, our right to either file an action for specific performance of Sellers' obligation to perform under the Purchase Agreement or to declare the Purchase Agreement terminated and have the deposit returned to us, plus any accrued interest, as fixed, agreed or liquidated damages and certain reimbursable expenses; (x) as Sellers' sole and exclusive remedy in the event of our material breach of failure to perform any of its covenants for more than 15 business days of notice of such breach or failure, Sellers' right to terminate the Purchase Agreement in its entirety and retain the deposit as fixed, agreed and liquidated damages, or to terminate the Purchase Agreement only as to a specific facility to which we are in default and to have us pay Sellers an amount of the deposit allocable to such facility; (xi) our obligation to purchase all eight facilities unless expressly set forth under the Purchase Agreement; and (xii) the parent guarantor's guarantee of compliance by Sellers with all obligations of Sellers in the Purchase Agreement, including, parent guarantor's unconditional and irrevocable guarantee to us for the full and timely payment and performance of the Sellers' obligations. The Purchase Agreement also contains additional covenants, representations and warranties and indemnifications that are customary of real estate purchase and sale agreements.

We intend to finance the purchase of Missouri SNF Portfolio from funds raised through our initial public offering and debt financing. We also anticipate paying an acquisition fee based on the purchase price of the property to our affiliated advisor in connection with the acquisition of such property, as described in the prospectus for our initial public offering. We anticipate closing this acquisition in the third quarter of 2018; however, we can give no assurance that the closing will occur within this timeframe, or at all. The potential acquisition of Missouri SNF Portfolio is subject to substantial conditions to closing.

Item 8.01 Other Events.

On June 13, 2018, American Healthcare Investors, LLC, one of our co-sponsors and the managing member of Griffin-American Healthcare REIT IV Advisor, LLC, our advisor, issued a press release announcing our our entry into the Purchase Agreement, as discussed above. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Griffin-American Healthcare REIT IV, Inc. Press Release, dated June 13, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT IV, Inc.
June 13, 2018
By:/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer